                                                          Exhibit 99.26(f)(1)(e)

                         CERTIFICATE OF AMENDMENT TO THE
                            ARTICLES OF INCOPORATION
                                       OF
                      THE MINISTERS LIFE INSURANCE COMPANY

At a Special Meeting of the Shareholders of The Ministers Life Insurance Company held in the City of Saint Paul, State of Minnesota, on the 21st day of November, 2002, the following resolution was duly adopted;

     RESOLVED, that effective December 1, 2002, Article I of the Articles of Incorporation of the Company shall be amended in its entirety to read as follows:

                                    ARTICLE I

     The name of this Company shall be "Securian Life insurance Company."

IN WITNESS WHEREOF, we, Robert L. Senkler as Chairman, Chief Executive Officer, and President and Alfrieda B. Baldwin as Secretary of The Ministers Life Insurance Company, have hereunto set out hands and caused the corporate seal of said corporation to be affixed in the City of Saint Paul, State of Minnesota on this 21st day of November, 2002.


                                       /s/Robert L. Senkler
                                       -----------------------------------------
                                       ROBERT L. SENKLER
                                       Chairman, Chief Executive Officer, and
                                       President


                                       /s/Alfrieda B. Baldwin
                                       -----------------------------------------
                                       ALFRIEDA B. BALDWIN
                                       Secretary


STATE OF MINESOTA  )
                   ) ss
COUNTY OF RAMSEY   )


On this 21st day of November, 2002, before me, a Notary Public, personally appeared Robert L. Senkler and Alfrieda B. Baldwin, to me personally known to be the persons who signed the foregoing Certificate of Amendment to Articles of Incorporation, and who, each being first duly sworn, did respectively state that he, Robert L. Senkler, is Chairman, Chief Executive Officer and President, and that she, Alfrieda B. Baldwin, is Secretary of The Ministers Life Insurance Company; that the seal affixed hereto is the corporate seal of the corporation; that the foregoing amendment was adopted, and that they severally executed said Certificate as their free act and deed and acknowledged the same as the free act and deed of said corporation.


                                       /s/Nancy K. Minder
                                       -----------------------------------------
                                       NOTARY PUBLIC


The foregoing Certificate of Amendment of Articles of Incorporation is hereby approved this _____ day of __________, 2002.


                                       -----------------------------------------
                                       -----------------------------------------
                                       COMMISSIONER OF COMMERCE